Exhibit 3(b)

RESTATED BY-LAWS

OF

KIMBALL INTERNATIONAL, INC.

(Reflecting all amendments through August 19, 2008)

ARTICLE I: LOCATION OF OFFICES

        Section 1 - Principal Office: The principal office of the corporation shall be at 1600 Royal Street, Jasper, Indiana.

        Section 2 - Other Offices: The corporation may have and maintain such other offices as the Board of Directors may deem expedient.

ARTICLE II: CORPORATE SEAL

        Section 1 - The corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper.

ARTICLE III: FISCAL YEAR

        Section 1 - The fiscal year of the corporation shall begin with the first day of July and terminate on the thirtieth day of June of each year.

ARTICLE IV: STOCKHOLDERS' MEETINGS

        Section 1 - Place of Meetings: All meetings of the stockholders shall be held at the principal office of the corporation except such meetings as the Board of Directors by resolution determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such place or places within or without the State of Indiana as said Board of Directors may determine.

        Section 2 - Annual Meetings: The annual meeting of the stockholders shall be held on the third Tuesday of October in each year or on such other date as may be fixed by the Board of Directors, provided such annual meeting shall be held in any event within five (5) months after the close of each fiscal year of the corporation. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect the directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the corporation who (A) was a stockholder of record at the time of giving the notice provided for in this Section, (B) is entitled to vote at the meeting and (C) complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive office of the corporation. To be timely, a stockholder's notice shall be delivered not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 110th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

        Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner as of the date such notice is given, and (C) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business; (iii) in the event that such business includes a proposal to amend either the Articles of Incorporation or the By-laws of the corporation, the language of the proposed amendment; and (iv) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (iv) of the second preceding sentence.

        For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-laws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        Section 3 - Special Meetings: Special meetings of the stockholders may be called only by the Board of Directors.

        Section 4 - Notices: A written or printed notice stating the place, day and hour of either annual or special meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting to each holder of the capital stock of the corporation at the time entitled to vote at such address as appears upon the records of the corporation at least ten, but not more than sixty, days before the date of the meeting. Notice of any stockholders' meeting may be waived in writing by any stockholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Except as required by the Indiana Business Corporation Law, no notice of the holding of an adjourned meeting shall be necessary. Each stockholder who has in the manner above provided waived notice of a stockholders' meeting or who is present in person or represented thereat by a proxy complying with the requirements set forth in Article IV, Section 8, shall be conclusively presumed to have been given due notice of such meeting, except as required by the Indiana Business Corporation Law.

        Section 5 - Quorum: At any meeting of stockholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, but less than a majority may convene and adjourn.

        Section 6 - Voting: Stockholders entitled to vote by the Articles of Incorporation shall be entitled to vote at all meetings in person or by proxy. At all meetings, each share of stock entitled to vote by the Articles of Incorporation shall be entitled to one vote on all questions, and a majority of the votes of such stock cast at any such meeting shall be sufficient for the adoption or rejection of any question presented (other than the election of the Board of Directors) unless otherwise provided by law or by the Articles of Incorporation of the corporation. The Board of Directors shall be elected by a plurality of the votes properly cast.

        For the purpose of determining stockholders entitled to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, only those stockholders who are stockholders of record on the record date fixed by the Board of Directors or as provided in Article XI, Section 2 hereof, shall be entitled to vote.

        Shares standing in the name of a corporation may be voted by such officers, agent, or proxy as the Board of Directors of such corporation may appoint. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of any such direction or the inability of the fiduciaries to act in accordance therewith, shares held jointly by three (3) or more fiduciaries shall be voted in accordance with the will of the majority and, where the fiduciaries or a majority of them cannot agree or where they are equally divided upon the questions of voting such shares, any Court of general equity jurisdiction may, upon petition filed by any of such fiduciaries or by any party in interest, direct the voting of such shares as it may deem for the best interest of the beneficiaries, and such shares shall be voted in accordance with such direction. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the stockholder pledging the same until the shares have been transferred to the pledgee on the books of the corporation, and, thereafter, they may be voted by the pledgee.

        Section 7 - Voting Lists: The officer or agent having charge of the stock transfer book shall make, at least five (5) business days before each meeting of stockholders, a complete list of the stockholders arranged in alphabetical order with the address and number of shares held by each, which list shall be on file at the principal office of the corporation and subject to inspection by any stockholder. Such list shall be produced and kept open at the time and place of meeting and subject to the inspection of any stockholder during the holding of such meeting. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the stockholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the stockholders.

        Section 8 - Proxies: A shareholder may vote his or her shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) in any manner authorized by the Indiana Business Corporation Law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

        Section 9 - Written Consent: Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action (facsimile signatures may be accepted), and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 9 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.

        Section 10 - Participation by Conference Telephone: Any or all shareholders may participate in any shareholders' meeting by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. Any shareholder participating in a meeting by such means is deemed to be present in person for all purposes at the meeting.

ARTICLE V: DIRECTORS

        Section 1 - Number: The Board of Directors of this corporation shall consist of ten (10) members, nine (9) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class.

        Section 2 - Election: Directors shall be elected annually at the annual meeting of stockholders; provided that, in the event of failure to hold such meeting or to hold such election thereat, they may be elected at any special meeting of stockholders called for that purpose. At such election, the Chairman of the Board or the Secretary may appoint inspectors or judges who shall report to the meeting upon the validity of all proxies received and count the votes cast and make a report thereof to the stockholders' meeting, and, in the absence of any such appointments, the Secretary of the corporation shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof at the stockholders' meeting.

        Section 3 - Term of Office: The directors shall hold office from the date of their election until the next succeeding annual meeting or until their successors are elected and shall qualify.

        Section 4 - Vacancies: Any vacancy, or vacancies, in the Board of Directors, arising from any cause, shall be filled by a majority vote of the remaining members of the Board until the next annual meeting of the stockholders.

        Section 5 - Fees: Each director of the corporation shall receive an annual retainer in an amount, plus a sum for each of the regular meetings of the Board, all as fixed and determined from time to time by the Board of Directors and in addition thereto, reimbursement for expenses incurred by each member of the Board in attending each regular, special or adjourned meeting of the Board which has been called, whether or not a quorum is present.

        Section 6 - Nominations: Nominations of persons for election as directors may be made by the Board of Directors or by any stockholder who is a stockholder of record at the time of giving the notice of nomination provided for in this Section 6 and who is entitled to vote in the election of directors. Any stockholder of record entitled to vote in the election of directors at a meeting may nominate a person or persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given to the Secretary of the corporation in accordance with the procedures for bringing business before an annual meeting set forth in Section 2 of Article IV of these By-laws. To be timely, a stockholder's notice shall be delivered (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 110th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2 of Article IV of these By-laws) is first made of the date of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, not earlier than the 110th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

        Such stockholder's notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, of the person or persons to be nominated and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder, any such beneficial owner, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The chairman of any meeting of stockholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence. In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

ARTICLE VI: DIRECTORS' MEETINGS

        Section 1 - Regular Meetings: Regular meetings of the Board of Directors shall be held in the months of each year on such day of the month, and at such time of day and place, within or without the State of Indiana, as the Board of Directors may designate or as may be determined by the Chairman of the Board or the Vice Chairman of the Board, provided that each director shall be given at least two (2) days advance notice of the date, time and place of any regular meeting set by any of the foregoing officers.

        Section 2 - Special Meetings: Special meetings of the Board of Directors may be held at any time at the principal office of the corporation or elsewhere within or without the State of Indiana, as shall be specified in the notice of such meeting.

        The Secretary shall call a special meeting whenever and wherever so requested by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, or by three (3) directors.

        Section 3 - Organization Meeting: Immediately following the meeting of the stockholders at which the directors are elected, the Board of Directors shall meet and organize, and they may also transact such other business as may be presented.

        Section 4 - Notice: No notice shall be required for a regular meeting of the Board of Directors, except as provided in Article VI, Section 1. No notice shall be required for an "organization meeting," if held on the same day as the stockholders' meeting at which the directors were elected. No notice of the holding of an adjourned meeting shall be necessary. Each director shall be given at least two (2) days advance notice of the date, time and place of each special meeting of the Board of Directors. The notice of a special meeting need not describe the purpose of such meeting. Notice of any meeting may be waived in writing.

        Section 5 - Quorum: At all meetings of the Board of Directors, a majority of the whole Board shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but less than a majority may convene and adjourn.

        Section 6 - Voting: All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the directors present at said meeting unless otherwise provided by law, by the Articles of Incorporation or by these By-laws.

        Section 7 - Written Consents: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director (facsimile signatures may be accepted), and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 7 is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 7 shall have the same effect as a unanimous vote of all members of the Board of Directors and may be described as such in any document.

        Section 8 - Participation by Conference Telephone: Any or all directors may participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

ARTICLE VII: EXECUTIVE COMMITTEE

        Section 1 - Number, Qualifications, Appointment: The Board of Directors may appoint, by a majority vote of all directors in office, not less than two (2) directors who, together with the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer (if the Chief Executive Officer is also a director) and the President (if the President is also a director), shall constitute the Executive Committee of the corporation. The Chairman of the Board shall serve as chairman of said committee.

        Section 2 - Powers and Duties: The Executive Committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and, when the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Directors with reference to the conduct of the business of the corporation, except as otherwise provided by the Indiana Business Corporation Law.

        Section 3 - Term of Office: The members of the Executive Committee shall hold office from the date of their appointment until the next succeeding organization meeting of the directors, provided that the Board of Directors shall at all times have the power to remove any member of the Executive Committee.

        Section 4 - Vacancies: Any vacancy, or vacancies, in the Executive Committee, arising from any cause, shall be filled by a majority vote of the remaining members of the Board until the next annual or special meeting of the shareholders.

        Section 5 - Fees: Members of the Executive Committee, as such, shall not receive any stated salary for their services, but expenses, if any, of attendance and a fee in such an amount as may be determined by the Board of Directors from time to time shall be paid for attendance at each such Executive Committee meeting.

        Section 6 - Meetings: The Executive Committee shall meet at such times and places as the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer (if the Chief Executive Officer is a member of the Executive Committee) or the President (if the President is a member of the Executive Committee) may designate, provided that at least one day's advance notice of such meeting shall be given to each member of the committee. A majority of the Executive Committee shall constitute a quorum for the transaction of all business. All questions coming before any meeting of the Executive Committee for action shall be decided by a majority vote of the members present at said meeting.

        Section 7 - Written Consents: Any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if the action is taken by all members of the Executive Committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member (facsimile signatures may be accepted), and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 7 is effective when the last member signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 7 shall have the same effect as a unanimous vote of all members of the Executive Committee and may be described as such in any document.

        Section 8 - Participation by Conference Telephone: Any or all members of the Executive Committee may participate in any meeting of the Executive Committee by, or through the use of, any means of communication, such as conference telephone, by which all members participating may simultaneously hear each other during the meeting. A member participating in a meeting by such means shall be deemed to be present in person at the meeting.

ARTICLE VIII: AUDIT AND OTHER COMMITTEES

        The Board of Directors shall appoint an Audit Committee. The membership requirements, as well as the powers and responsibilities of the Audit Committee shall be set forth in a written charter adopted by the Board of Directors and shall meet all requirements imposed by (a) all applicable federal and state securities laws, rules and regulations and (b) any applicable rule, regulation or listing standard of any national securities exchange or automated inter-dealer quotation system of a national securities association (such as NASDAQ) or any other stock exchange or similar quotation system upon which any security of the Company is listed or reported or otherwise subject thereto.

        The Board of Directors may create one (1) or more committees in addition to any Executive and Audit Committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution. Each committee may have one (1) or more members, and all the members of such committee shall serve at the pleasure of the Board of Directors.

ARTICLE IX: OFFICERS

        Section 1 - Titles: The officers of the corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, an Assistant to the Chief Executive Officer, a Chief Financial Officer, a Chief Administrative Officer, an Assistant to the President, one or more Chief Operations Officer(s), a Secretary, a Treasurer, a Chief Accounting Officer, one or more Senior Executive Vice Presidents, Executive Vice Presidents or Vice Presidents, and one or more Assistants to the officers of the corporation.

        Section 2 - Qualifications of the Chairman of the Board and Vice Chairman of the Board: The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the members of the Board of Directors.

        Section 3 - Election of Officers: The officers elected by the Board of Directors shall be elected annually at the organization meeting of the Board, provided that any officers not so elected at such meeting may be elected subsequently at any regular or special meeting of the Board.

        Section 4 - Term of Office: All officers shall serve at the pleasure of the Board and shall hold office from the date of their election until the next succeeding annual organization meeting of the Board of Directors or until their successors are elected and shall qualify.

        Section 5 - Vacancies: Any vacancy or vacancies among the officers, arising from any cause, shall be filled by the Board of Directors.

        Section 6 - Combining Offices: Any two or more offices may be held by the same person except that the duties of President and Secretary shall not be performed by the same person.

ARTICLE X: POWER AND DUTIES OF DIRECTORS AND OFFICERS

        Section 1 - Directors: The business and affairs of the corporation shall be managed by a Board of Directors except where specifically excepted by law and these By-laws.

        Section 2 - Executive Committee: In the interim between meetings of the Board of Directors, the Executive Committee shall have and exercise all the powers and authority of the Board of Directors, except as otherwise provided by the Indiana Business Corporation Law, provided that no action of the committee shall conflict with action had or taken by the Board of Directors.

        Section 3 - Officers: The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President, in addition to the duties hereinafter specified, shall perform all duties incident to the office held by them, as well as such other duties as may be assigned to them from time to time by the Board of Directors, and, in the case of the Vice Chairman of the Board, the Chief Executive Officer and the President, such duties as may be assigned to them from time to time by the Chairman of the Board. Each of the other officers of the corporation shall perform all duties incident to the office held by them, as well as such other duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President.

        Section 4 - Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have general control and management of the business of the corporation.

        Section 5 - Vice Chairman of the Board: In addition to his or her other duties, in the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the Board of Directors.

        Section 6 - Chief Executive Officer: The Chief Executive Officer shall have day-to-day control and management of the business and affairs of the corporation subject to the control of the Board of Directors. He or she shall preside at all meetings of shareholders and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, at meetings of the Board of Directors. The Chief Executive Officer shall have specific charge and supervision of all subordinate officers and all employees of the corporation and may delegate or assign to such officers and employees such of his or her duties and responsibilities as he or she may elect which are not specifically prescribed by the By-laws or resolutions of the Board of Directors.

        Section 7 - President: In the absence of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, the President shall have the general control and management of the business and affairs of the corporation.

        Section 8 - Assistant to the Chief Executive Officer: The Assistant to the Chief Executive Officer shall perform such duties as may be assigned to him or her from time to time by the Chief Executive Officer.

        Section 9 - Chief Financial Officer: The Chief Financial Officer shall be responsible for all financial matters of the corporation.

        Section 10 - Chief Operations Officer(s): The Chief Operations Officer(s) shall be responsible for all manufacturing and production of the corporation.

        Section 11 - Chief Administrative Officer: The Chief Administrative Officer shall be responsible for all administrative functions of the corporation affecting the corporation as a whole.

        Section 12 - Assistant to the President: The Assistant to the President shall perform such duties as may be assigned to him or her from time to time by the President.

        Section 13 - Vice Presidents: The Senior Executive Vice Presidents, Executive Vice Presidents or other Vice Presidents shall perform such duties as may be respectively assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors or Executive Committee may designate one or more of the Vice Presidents as Senior Executive Vice Presidents or Executive Vice Presidents.

        Section 14 - Secretary: Subject to the authority of the Board of Directors, the Chief Executive Officer and the President, the Secretary shall have the custody of the corporate seal and records of the corporation and charge of all the records of the corporation. He or she shall act as Secretary at meetings of the stockholders, directors and the Executive Committee and enter the minutes of such meetings in a book provided for that purpose and shall attend to publishing, giving and serving all official notices of the corporation. He or she shall perform such other duties as may be assigned to him or her.

        Section 15 - Assistant Secretaries: In the absence or disability of the Secretary, the Assistant Secretaries shall act with all the powers of the Secretary. They shall perform such other duties as may be assigned to them.

        Section 16 - Treasurer: Subject to the authority of the Board of Directors, the Chief Executive Officer and the President, the Treasurer shall have the custody of all negotiable instruments and securities of the corporation and shall have responsibility for all collections and disbursements of corporate funds. He or she may endorse all commercial documents requiring endorsement for or on behalf of the corporation. He or she shall perform such other duties as may be assigned to him or her.

        Section 17 - Assistant Treasurers: In the absence or disability of the Treasurer, the Assistant Treasurers shall act with all the powers of the Treasurer. They shall perform such other duties as may be assigned to them.

        Section 18 - Chief Accounting Officer: Subject to the authority of the Board of Directors, the Chief Executive Officer and the President, the Chief Accounting Officer shall have general supervision of the accounting of the corporation. He or she shall perform such other duties as may be assigned to him or her.

ARTICLE XI: STOCK

        Section 1 - Stock Certificates: Each stockholder shall be entitled to a certificate signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the corporation and sealed with the corporate seal of the corporation, certifying to the number of shares owned by him or her in the corporation. Where such certificate is also signed by a transfer agent and a registrar, the signatures of any such Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and the seal of the corporation may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may, nevertheless, be issued and delivered by the corporation with the same effect as if such officer or officers had not ceased to be such at the date of its issue.

        Section 2 - Transfer of Shares: Stock shall be transferable on the stock transfer books of the corporation in person or by an attorney duly authorized and upon surrender and cancellation of the old certificates therefor.

        The Board of Directors of the corporation may close its stock transfer books for a period of time up to the maximum period of time permitted by rules and regulations of the Securities and Exchange Commission and the Indiana Business Corporation Law preceding the date of any meeting of stockholders or the date for the payment of any dividend, provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date pursuant to any applicable rules and regulations of the Securities and Exchange Commission (which, as to stockholders' meetings, shall be a date not more than seventy (70) days prior to the meeting), as the record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid. If the stock transfer books are not closed, and no record date is fixed by the Board of Directors, no shares shall be voted at any meeting which shall have been transferred on the books of the corporation within ten (10) days next preceding the date of such meeting.

        Section 3 - Replacing Certificates: In case of the loss or destruction of any certificate of stock and the submission of proper proof thereof by the owner, a new certificate may be issued in lieu thereof under such regulations and restrictions as the Board of Directors may prescribe.

ARTICLE XII: AUTHORIZED SIGNATURES

        Section 1 - Negotiable Instruments: The Chief Executive Officer, the President or the Treasurer may authorize the use of facsimile signatures for certain types of accounts maintained by the corporation or with respect to checks or drafts which are less than a designated amount. The Chief Executive Officer, the President or the Treasurer also may authorize employees of particular business units of the corporation to sign or authorize checks, drafts, other negotiable instruments and electronic funds transfers up to a designated dollar amount if the corporation's Audit and Management Group (or any successor to such Group) certifies that such business unit meets such standards regarding internal control as may be specified by the Chief Executive Officer, the President or the Treasurer. Except as so authorized, all checks, drafts, other negotiable instruments and electronic funds transfers shall be made in the name of the corporation and signed or authorized by one officer or employee of the corporation and countersigned or counterauthorized by a different officer or employee of the corporation. The Chief Executive Officer, the President and the Treasurer each are authorized and empowered to designate in writing both officer and non-officer employees of the corporation who shall be empowered to sign or countersign checks, drafts, and negotiable instruments for and on behalf of the corporation, and any such written designation shall have the same force and binding legal effect on the corporation as a resolution of the Board of Directors so empowering such officer or non-officer employees. Any such written designation may be revoked at any time by the Chief Executive Officer, the President or the Treasurer, and, in their absence or unavailability, any member of the Executive Committee of the Board of Directors may revoke such written designation.

        Section 2 - Contracts and Documents: The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President may, in the corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Articles of Incorporation or as otherwise required by law. The Chairman of the Board, the Chief Executive Officer or the President is authorized and empowered to designate in writing both officer and non-officer employees of the corporation who shall be empowered to sign contracts or other documents for and on behalf of the corporation, and any such written designation shall have the same force and binding legal effect on the corporation as a resolution of the Board of Directors so empowering such officer or non-officer employees. Any such written designation may be revoked at any time by the Chairman of the Board, the Chief Executive Officer or the President, and, in their absence or unavailability, any member of the Executive Committee of the Board of Directors may revoke such written designation.

ARTICLE XIII: FIDELITY BONDS

        Section 1 - The officers and employees of the corporation shall, in the discretion of the Board of Directors, the Chairman of the Board or the President, give bonds for the faithful discharge of their respective duties, in such form and such amounts as may be directed by the Board of Directors, the Chairman of the Board or the President.

ARTICLE XIV: INDEMNIFICATION

        Section 1 - Every person (and the heirs, executors and administrators of such person) who is or was a director or officer of this corporation or of any subsidiary of this corporation or who, at the request of the Board of Directors of this corporation, served in any position or capacity or on any committee for this corporation or for or in any other corporation, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity, shall be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding in which either (i) such person is wholly successful, thereby entitling such person to Mandatory Indemnification, or (ii) such person is not wholly successful but it is nevertheless determined, pursuant to the procedures set forth below in Section 2 of this Article XIV of these By-laws, that such person acted in good faith and that such person reasonably believed that (a) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of such corporation, entity or organization, and, in addition with respect to any criminal action or proceeding, either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, thereby entitling such person to Permissive Indemnification. A person shall be considered to have been serving an employee benefit plan at the request of the corporation if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The terms "claim," "action," "suit" or "proceeding" shall mean and include any threatened, pending or completed claim, action, suit or proceeding (whether brought by or in the right of the corporation of any other corporation or otherwise), and all appeals thereof, whether civil, criminal, administrative or investigative, formal or informal, in which any person described in the first sentence of this section may become involved as a party or otherwise:

(a) by reason of his being or having been a director or officer of the corporation, or of any subsidiary corporation of the corporation, or of any other corporation where he served as such at the request of the corporation, or

(b) by reason of his acting or having acted in any position or capacity or on any committee for this corporation or any subsidiary corporation of this corporation, or in any position or capacity in or for a partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity where he served as such at the request of the corporation, or

(c) by reason of any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

        The terms "liability" and "expenses" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a person, and excise taxes assessed with respect to an employee benefit plan, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the corporation. The term "wholly successful" shall mean (a) termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him, (b) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement, or (c) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any claim, action, suit or proceeding. The termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not by itself create a presumption that a person did not meet the standards of conduct for Permissive Indemnification. The actions of a person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the person reasonably believed to be the best interests of the corporation if the person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

        Section 2 - With regard to Permissive Indemnification, the determination that a person acted in good faith and that such person reasonably believed that (a) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of the corporation, and, in addition, with respect to any criminal action or proceeding, either had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful with regard to a specific claim, action, suit or proceeding in or as to which such person is not wholly successful shall be made by or for the Board of Directors of the corporation in the manner hereinafter described. Any requests for such indemnification must first be proposed to the Board of Directors of the corporation, and a motion for such indemnification may be made by any director of the corporation, including a director who is seeking such indemnification for himself. If a quorum of directors eligible to decide the matter exists within the limitations and requirements of I.C. 23-1-37-12 (b)(1), such directors may either (i) decide the question themselves; (ii) refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12(b)(3)(A); or (iii) decline to take any action to either decide the question of such indemnification or refer the matter for decision to Special Legal Counsel.

        If there does not exist a quorum of directors eligible to decide the matter within the limitations and requirements of I.C. 23-1-37-12(b)(1), a majority of the entire Board of Directors may either (i) refer the matter to a committee of two or more directors who are eligible to vote thereon pursuant to I.C. 23-1-37-12(b)(2) who may either decide the matter themselves or refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12(b)(3)(A); (ii) if such a committee cannot be appointed, refer the matter to Special Legal Counsel pursuant to the procedures described in I.C. 23-1-37-12(b)(3)(B); or (iii) decline to take any action to refer the matter of such indemnification to a committee or to Special Legal Counsel. Any decision on the question of entitlement to such Permissive Indemnification by a majority of a quorum of the Board of Directors eligible to vote pursuant to I.C. 23-1-37-12(b)(1); by a special committee of eligible directors pursuant to I.C. 23-1-37-12(b)(2); or by Special Legal Counsel duly appointed pursuant to the provisions of I.C. 23-1-37-12(b)(3), shall be in the sole and absolute discretion of such person or persons who are to make such determination. If it is determined and decided that such Permissive Indemnification should be given in a specific situation, the authorization for such indemnification and a determination of the amount thereof shall be made in accordance with the procedures and requirements of I.C. 23-1-37-12(c). For purposes of this Section 2 Permissive Indemnification shall be deemed to have been denied (i) if a majority of any group of persons who are to decide the question do not vote in favor of the proposed indemnification; (ii) if the Board of Directors or any committee thereof declines to take any permitted action to either decide the question, refer it to a committee, or refer it to Special Legal Counsel; (iii) if no decision is made by the person or persons who were to decide such question within a period of six (6) months after such indemnification was first proposed to the Board of Directors of the corporation; or (iv) to the extent that the dollar amount of any indemnification to be made by the corporation is less than the total dollar amount of indemnification proposed or requested to be made. If proposed Permissive Indemnification is denied, the question may not be reconsidered at any subsequent time by the corporation.

        Section 3 - Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification under this Article of these By-laws.

        Section 4 - The rights of mandatory and Permissive Indemnification provided in this Article of the By-laws shall be in addition to any rights to which any such person may otherwise be entitled by contract, as matter of law, or pursuant to I.C. 23-1-37. Any person claiming the right to indemnification pursuant to any provisions of these By-laws may at any time apply for indemnification to or seek review of any decision denying indemnification or determining the amount thereof by a court pursuant to I.C. 23-1-37-11. Persons who are not directors or officers of the corporation but who are directors or officers of any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

        Section 5 - Irrespective of the provisions of this Article of the By-laws, the Board of Directors may, at any time or from time to time, approve indemnification of directors and officers or other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law at the time in effect, whether on account of past or future transactions.

        Section 6 - To the extent not inconsistent with Indiana law as in effect from time to time, the Board of Directors may, at any time or from time to time, approve the purchase and maintenance of insurance on behalf of any person described in the first sentence of Section 1 of this Article XIV against any liability asserted against him in his capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him under the provisions of this Article of the By-laws. In the event that any expense or liability otherwise subject to indemnification hereunder is covered entirely or in part by any insurance, the indemnification provided for by this Article of these By-laws shall only be available, if at all, as to any uninsured liability or expense or that portion which is in excess of the amount of all available insurance coverage. Under no circumstances shall any insurer or other person making payment under such an insurance policy or contract be subrogated to the rights of any person entitled to indemnification under this Article of these By-laws.

        Section 7 - Any and all references contained in Article XIV of these By-laws to any provision, section, subsection or portion of the Indiana Code (I.C.) shall mean the Indiana Code as the same existed on December 9, 1986, and no subsequent amendment, repeal, modification, change, or judicial invalidation of any provision of the Indiana Code subsequent to December 9, 1986, shall alter, modify, or otherwise affect these By-laws, and these By-laws shall be construed and interpreted under the statutory law of the State of Indiana as it existed as of the date of adoption of these By-laws.

        Section 8 - The indemnification herein required or permitted by these amended indemnification By-laws shall be a contractual obligation, undertaking and commitment of the corporation as to any person who either continued to serve or commenced to serve, following the date of the adoption of these amended indemnification By-laws, as a director or officer of this corporation or any subsidiary of this corporation, or in any other position or capacity, at the request of this corporation or any subsidiary corporation, on any committee, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan, or other organization or entity, and no subsequent amendment or repeal of these By-laws and no judicial decision invalidating the legislation authorizing the indemnification provided for by these By-laws or invalidating all or any part of these indemnification By-laws shall in any manner deny, diminish, limit, restrict, or qualify the indemnification herein provided for, for any such person who so continued to serve or commenced to serve with regard to any claim concerning any matter which occurred, which commenced to occur, or which continued to occur subsequent to the adoption of these amended indemnification By-laws and prior to any such amendment, repeal, or judicial invalidation.

ARTICLE XV: REGULATION OF SHAREHOLDERS

        Section 1 - Election to be Governed by Control Share Acquisitions Statute. Effective as of January 31, 2006, the corporation shall be governed by the provisions of Chapter 42 of the Indiana Business Corporation Law, as amended. In addition, any or all control shares acquired in a control share acquisition shall be subject to redemption by the corporation if either:

(a) no acquiring person statement has been filed with the corporation with respect to such control share acquisition in accordance with I.C. (Indiana Code) 23-1-42-6, or

(b) the control shares are not accorded full voting rights by the corporation's shareholders as provided in I.C. 23-1-42-9.

        A redemption pursuant to Section 1(a) above may be made at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 1(b) above may be made at any time during the period ending two years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 1 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-laws or adopted by resolution of the Board of Directors.

        As used in this Section 1, the terms "control shares," "control share acquisition," "acquiring person statement" and "acquiring person" shall have the meanings ascribed to such terms in I.C. 23-1-42.

        Section 2 - Election to be Governed by Business Combinations Statute. Effective as of January 31, 2006, the corporation shall be governed by the provisions of Chapter 43 of the Indiana Business Corporation Law, as amended, and its prior election not to be so governed is rescinded in accordance with I.C. 23-1-43-22(2).

ARTICLE XVI: MISCELLANEOUS

        Section 1 - Depositories: The funds of the corporation shall be deposited in the name of the corporation with such depositories as may be designated by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

ARTICLE XVII: AMENDMENTS

        Section 1 - These By-laws may be altered, amended or repealed by a majority vote of the whole Board of Directors at any meeting, the notice of which includes notice of the proposed alteration, amendment or repeal.